TMSF Holdings, Inc. Reports Second Quarter Results

Total loan income of $22.1 million was 101.8% higher than second quarter 2004

Second-quarter net income increased to $3.0 million, 36.6% over previous year

Conference call scheduled for 1:30 p.m. PDT on August 24, 2005

Los Angeles – August 23, 2005 — TMSF Holdings, Inc. (OTC BB: TMFZ) today announced results of operations for the three months ended June 30, 2005.

Total revenues for the Company and its wholly owned subsidiary, The Mortgage Store Financial, Inc., for the second quarter of 2005 totaled $22.1 million, an increase of 101.8% over $11.0 million for the three months ended June 30, 2004. For the first half of 2005, total revenues were $41.3 million, an increase of 124.7% over $18.4 million in the comparable period in 2004.

Income from operations for the second quarter of 2005 was $5.0 million, an increase of 51.0% over operating income of $3.3 million during the second quarter of 2004. Income from operations for the first half of 2005 was $10.0 million, an increase of 96.5% over $5.1 million in the comparable period in 2004.

Net income and earnings per share for the second quarter of 2005 were $3.0 million and $0.19 per diluted share, compared with $2.2 million and $0.15 per diluted share in the second quarter of 2004. For the first half of 2005, net income and earnings per share were $6.0 million and $0.37 per diluted share, respectively, compared with $3.3 million and $0.22 per diluted share in the same period last year.

Mortgage originations for the three months ended June 30, 2005 increased 120.4% over the prior year. In contrast, nationwide loan originations were essentially flat during the quarter on a year-over-year basis. During the second quarter of 2005, purchase money mortgages accounted for 67.4% of TMSF Holdings’ originations, compared to 63.9% for the same period in 2004.

During the second quarter, the Company has expanded its geographic footprint to include 37 states, with California accounting for 63.7% of total origination volume. This compares with 28 states in the same quarter last year, with California representing 80.4% of total funding.

Management will host a conference call to discuss financial results for the fiscal 2005 second quarter on Wednesday, August 24 at 1:30 p.m. PDT (4:30 p.m. EDT).

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 586-7724. There is no pass code required for this call.

If you are unable to participate in the call at this time, a replay will be available on Wednesday, August 24 at 3:00 p.m. PDT, through Wednesday, August 31 at 9:00 p.m. PDT. To access the replay dial (800) 642-1687 and enter the conference ID number 8869096.

A replay of the conference call will also be made available on the TMSF Holdings web site www.TMSFHoldings.com.

About TMSF Holdings

TMSF Holdings, Inc. is a financial holding company that through its wholly owned subsidiary, The Mortgage Store Financial, Inc., is engaged in nationwide mortgage banking. The goal of The Mortgage Store Financial, Inc. is to become a national leader in the mortgage banking industry by continuing to expand its geographic coverage and maximizing the volume of business from existing clients while adopting innovative processes to improve its profitability.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based on management’s belief as well as assumptions made by, and information currently available to, management pursuant to the ‘safe harbor’ provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, including those identified in TMSF Holdings, Inc. Information Statement Filing and its Annual Report on form 10-K for the year ended December 31, 2004, and its subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

For further information, please contact:

TMSF Holdings, Inc. 7272 W 7th St. Suite 850 Los Angeles, CA 90017 (213) 234 2401 (213) 234 2801 Fax Contact: Masoud Najand, CFO	CCG Investor Relations and Strategic Communications 10960 Wilshire Blvd. Suite 2050 Los Angeles CA 90024 (310) 231 8600 ext. 202 (310) 231 8663 Fax Contacts: Sean Collins, Partner William Coffin, CEO

(Financial tables follow)

TMSF HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATION
For the Three Months and Six Months Ended June 30, 2005 (unaudited) and 2004 (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Loan income
Income from sale of mortgage loans	$18,061,277	$8,770,643	$33,735,158	$14,966,725
Mortgage interest income	3,869,581	1,898,696	7,290,260	2,948,346
Escrow service income	-	9,946	-	84,617
Commission fee income	198,043	284,676	257,692	369,509

Total loan income	22,128,901	10,963,961	41,283,109	18,369,197

Costs of loan origination and sale of
mortgages

Appraisals	475,470	158,335	785,782	317,633
Commissions	6,760,775	2,916,464	11,659,171	4,979,916
Credit reports	35,382	24,832	78,844	54,018
Other costs	30,907	148,211	92,072	224,580
Reserve for impairment of EFL, REO and
loans to be repurchased	(339,950)	352,093	184,872	452,093
Warehouse fees	97,838	46,860	190,217	93,480
Warehouse Interest expense	3,534,915	797,261	6,301,359	1,504,696

Total costs of loan origination
and sale of mortgages	10,595,337	4,444,056	19,292,317	7,626,416

Gross profit	11,533,564	6,519,905	21,990,793	10,742,781

Operating expenses	6,501,093	3,188,090	12,032,993	5,676,191

Income from operations	5,032,472	3,331,815	9,957,800	5,066,590

Other income
Interest income	39,074	3,503	57,733	5,176
Other income	-	-	-	93,280
Income (loss) on disposal or property
and equipment	(39,340)	-	(39,340)	-

Total other income	(266)	3,503	18,393	98,456

Income before provision
for income taxes	5,032,206	3,335,318	9,976,192	5,165,046

Provision for income taxes	2,011,491	1,124,000	3,984,717	1,905,600

Net income	$3,020,715	$2,211,318	$5,991,475	$3,259,446

Basic earnings per share	$0.20	$0.15	$0.40	$0.22

Diluted earnings per share	$0.19	$0.15	$0.37	$0.22

Basic weighted-average common
shares outstanding	15,000,000	15,000,000	15,000,000	15,000,000

Diluted weighted-average
common shares outstanding	16,106,439	15,000,000	16,129,638	15,000,000

TMSF HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2005 (unaudited) and December 31, 2004

ASSETS
	June 30,	December 31,
	2005	2004
	(unaudited)
Current assets
Cash and cash equivalents	$ 8,320,710	$ 8,565,215
Mortgage loans held for sale
(net of loss reserves of $47,000 & $43,690 respectively)	70,694,811	121,115,941
Mortgage loans to be repurchased
(net of loss reserves of $393,650 & $475,238 respectively)	3,467,190	3,843,045
Prepaid expenses	293,752	84,227
Warehouse receivables	8,297,145	3,126,439
Other receivables and employee advances	91,639	128,855

Total current assets	91,165,247	136,863,722

Restricted cash	478,770	1,356,170
Real estate owned (net of loss reserves of $0 & $0, respectively)	607,195	-
Property and equipment, (net of accumulated depreciation of
$516,282 & $342,704, respectively)	1,070,488	667,269
Deposits and other assets	30,390	28,574
Deferred tax asset	439,701	439,701

Total assets	$93,791,788	$139,355,436

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Warehouse lines of credit	$ 65,134,585	$ 115,554,147
Obligation to repurchase mortgage loans	3,860,840	4,318,283
Accounts and other payables	4,434,066	4,464,956
Accrued expenses	636,087	346,770
Accrued income taxes	(677,481)	259,063

Total current liabilities	$73,388,097	$124,943,219

Long Term Liabilities
Deferred tax liability	102,709	102,709

Total Liabilities	73,490,806	125,045,928

Commitments and contingencies

Shareholders' equity
Preferred stock, $0.001 par value
10,000,000 shares authorized
no shares issued and outstanding	-	-
Common stock, $0.001 par value
100,000,000 shares authorized
15,000,000 shares
issued and outstanding	15,000	15,000
Additional paid-in capital	3,078,682	3,078,682
Retained earnings	17,207,300	11,215,826

Total shareholders' equity	20,300,982	14,309,508

Total liabilities and shareholders' equity	$ 93,791,788	$ 139,355,436